Exhibit 3.2

BY-LAWS

HEXION INC.

Amended and Restated January 19, 2015

ARTICLE I

OFFICES

Places of business or offices may be established at any time by the Board of Directors (the “Board”) at any place or places where the Corporation is qualified to do business or where qualification is not required.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1.
An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held upon not less than the ten nor more than sixty days written notice of the time, place and purposes of the meeting. The meeting shall be held at such time and place as shall be designated by the Board and specified in the notice of the meeting.

SECTION 2.
Special meetings of shareholders shall be held at such place and at such time as shall be fixed by resolution of the Board with respect to each such meeting and may be called at any time by the Chairman of the Board, Chief Executive Officer or President, a majority of the directors or the holders of at least fifty percent (50%) of the total number of outstanding shares of capital stock of the Company entitled to vote. Any special meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purpose of the meeting. Notice and call of any such special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the shareholders shall be limited to the purpose stated in the notice thereof.

SECTION 3.
Except as otherwise provided by law or the Restated Certificate of Incorporation of the Company, at all meetings of the shareholders, in order to constitute a quorum, there shall be present, either in person or by proxy, shareholders entitled to cast a majority of the votes at such meeting.

SECTION 4.
At all meetings of the shareholders, each shareholder shall be entitled to one vote for each share of the capital stock standing in his name on the books of the Company, except as otherwise provided by the Restated Certificate of Incorporation of the Company.

SECTION 5.
At all meetings of the shareholders any shareholder shall be entitled to vote by proxy. Every proxy shall be executed in writing by the shareholder or his agent except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing.

SECTION 6.
For the purpose of determining the shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) give a written consent to any action without a meeting, or (c) receive payment of any dividend or allotment of any right, or for the purpose of any other corporate action or event, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such dates shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted.

If no record date is so fixed by the Board, (a) the record date for a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

SECTION 7.
Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, the affirmative vote of a majority of votes cast by the shareholders shall be required to authorize or approve such action, unless a greater plurality is required by law or the Restated Certificate of Incorporation. Directors shall be elected as provided by law.

SECTION 8.
Unless otherwise determined by resolution of the Board,

(a) the Chairman of the Board shall, or shall designate an appropriate officer of the Company to, call any annual or special meeting of shareholders to order, act as Chairman of any such meeting of the shareholders, determine the order of business of any such meeting, and determine the rules of order and procedure to be followed in the conduct of any such meeting; and

(b) he Secretary or an Assistant Secretary of the Company shall act as Secretary of the meeting.

Nothing in this section shall prohibit the Chairman of the meeting from changing the order in which business shall be presented to the meeting.

SECTION 9.
The shareholders may act without a meeting by written consent or consents pursuant to N.J.S. 14A:5-6. The written consent or consents shall be filed in the minute book.

ARTICLE III

DIRECTORS

SECTION 1.
The business and affairs of the Company shall be managed by or under the direction of a Board consisting of not less than one (1) nor more than fifteen (15) directors, which number shall be fixed from time to time by resolution of the Board. Subject to the provisions of the Restated Certificate of Incorporation of the Company, the members of the Board shall be elected at each annual meeting of shareholders of the Company to hold office until the next succeeding annual meeting. Each director shall hold office from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been elected and shall have qualified, unless such director sooner dies, resigns or is removed by the shareholders at any annual or special meeting or by the Board as provided herein. It shall not be necessary for directors to be shareholders. All directors shall be natural persons who are 18 years of age or older. The Chairman of the Board shall be elected by the Board from time to time and shall serve as Chairman of the Board until his successor shall have been elected and shall have qualified. The Chairman of the Board shall be a director, and may serve as an officer or otherwise be an employee.

SECTION 2.
If the office of any director is not filled at an annual meeting or becomes vacant, or if new directorships resulting from an increase in the authorized number of directors are created, the remaining directors (even though less than a quorum) by a majority vote, or the sole remaining director, may fill such directorship. A director so elected shall hold office until the next succeeding annual meeting of shareholders and until his successor is elected and qualified in his stead, or as otherwise provided herein. Any directorship not filled by the Board may be filled by the shareholders at an annual meeting or at a special meeting called for that purpose.

SECTION 3.
The Board shall have the power to remove a director for cause and to suspend a director pending a final determination that cause exists for removal.

SECTION 4.
There shall be an annual meeting of the Board for the election of officers and for such other business as may be brought before the meeting, immediately after the annual meeting of shareholders.

SECTION 5.
Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

SECTION 6.
Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer, President or by any two directors at such time and place as specified in a notice delivered personally or by telephone to each director, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the Company, at least two days prior to the time of holding the meeting. The notice of meeting need not, but may, specify the purpose of the meeting.

SECTION 7.
A majority of directors shall constitute a quorum for the transaction of business. Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 8.
The Board may act without a meeting if, prior or subsequent to the action, each member of the Board consents in writing to the action. The written consent or consents shall be filed in the minute book.

SECTION 9.
Any director may participate in a meeting of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

ARTICLE IV

OFFICERS

SECTION 1.
The officers of the Company shall consist of a President, a Secretary and a Treasurer, and may also consist of a Chief Executive Officer, one or more Vice Presidents, a General Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant General Controllers. The Board may also appoint a Chairman of the Board who may also serve as an officer of the Company. Each officer shall be elected at the annual meeting of the Board or at such other time as the Board determines to be appropriate by a majority vote of the Board and shall hold office until his successor shall have been duly appointed and qualified (unless such officer sooner dies, resigns or is removed by the Board (which removal may occur with or without cause), provided, however, that the Board may at its pleasure omit the election of any of the foregoing officers not required by law. One person may hold more than one office.

SECTION 2.
The said officers shall have the powers and shall perform all the duties incident to their said respective offices (subject to and to the extent consistent with any resolutions or guidelines adopted by the Board) and shall perform such other duties as shall from time to time be assigned to them by the Board.

SECTION 3.
The Chairman or, in his absence, a director selected by a majority of the Directors, shall preside at meetings of the Board. Each Vice President or other officer shall have general charge of such departments or divisions of the Company’s business, or shall perform such duties, as may from time to time be determined by the Chief Executive Officer and they shall be responsible for the proper administration of their respective departments or divisions to the Chief Executive Officer. Departmental managers shall be responsible for the proper administration of their departments to the officer in charge thereof.

SECTION 4.
During the absence of the Chief Executive Officer, the Chief Executive Officer shall designate, in writing to the Corporate Secretary, the officer who shall be vested with all the powers of such office in respect of the signing and execution of any contracts or other papers requiring the signature of any such absent officer. In the event of any prolonged absence or anticipated prolonged absence of any officer of the Company, the Board may delegate any such officer’s powers or duties to any other officer, or to any director, during such absence, and the person to whom such powers and duties are so delegated shall, for the time being, be the officer whose powers and duties he so assumes.

SECTION 5.
The Board may create such other offices as it may determine, elect or provide for the election of officers to fill the same, define their powers and duties and fix their tenures of office. The Board may also create or provide for the creation of (1) administrative divisions, and (2) offices and committees for any such divisions and may elect or provide for the election of officers and committee members to fill the positions so created, define or make provision for the duties to be performed by such officers and committees and the powers to be exercised by them and fix or make provision for their tenures of office. The Board may delegate to the Chief Executive Officer or to any other officer or any committee of the Company the power to exercise some, any or all of the powers granted to the Board by the foregoing provisions of this Section. Subject to and to the extent consistent with any resolutions or guidelines adopted by the Board, the Chief Executive Officer in turn may delegate to any other officer or any committee of the Company the power to exercise some, any or all of the powers delegated to him by the Board pursuant to the foregoing provisions of this Section.

ARTICLE V

COMMITTEES

SECTION 1.
The Board may, by resolution adopted by a majority of the entire Board, appoint from among its members one or more committees. Subject to and to the extent provided in the Restated Certificate of Incorporation, these By-Laws and any resolution adopted by the Board (and in any charter document adopted pursuant to any such resolution), each committee of the Board (a “Committee”) shall have and may exercise all the authority of the Board, except that no such Committee shall:

(a) make, alter or repeal any By-law of the Company;

(b) elect or appoint any director, or remove any officer or director;

(c) submit to shareholders any action that requires shareholders’ approval; or

(d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

SECTION 2.
Each Committee shall have such number of directors as the Board may, by a resolution adopted by a majority of the entire Board, determine. Committee members shall be appointed from time to time by the Board and their terms of office shall be for such periods as the Board may designate.

SECTION 3.
The Board shall appoint the chairman of each Committee, unless it assigns responsibility for such appointment to the members of such Committee.

SECTION 4.
Each Committee of the Board shall keep a record of its actions and proceedings, and all its actions shall be reported to the Board at its next ensuing meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

SECTION 5.
Any Committee of the Board may be dissolved by a majority of the entire Board; and any member of such Committee may be removed by a majority of the entire Board with or without cause.

SECTION 6.
Vacancies on any Committee of the Board shall be filled by a majority of the entire Board at any regular or special meeting.

SECTION 7.
Regular meetings of any Committee may be held without notice at such time and at such place as shall from time to time be determined by the chairman of such Committee, and special meetings of any such Committee may be called by the chairman or a majority of the members thereof at such time and place as specified in a notice delivered personally or by telephone to each member, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the company, at least two days prior to the time of holding the meeting, or on such shorter notice as may be agreed to in writing by each of the other members of such Committee. The notice of meeting need not, but may, specify the purpose of the meeting.

SECTION 8.
A majority of the entire Board may designate one or more directors as alternate members of any Committee, to act in the absence or disability of members of any such Committee with all the powers of such absent or disabled members.

SECTION 9.
At all meetings of Committees, a majority of the total number of members of the Committee as determined from time to time shall constitute a quorum for the transaction of business.

SECTION 10.
If a quorum is present when a vote is taken, the act of a majority of the members of any Committee present at the meeting shall be the act of such Committee.

SECTION 11.
The provisions of Article III, Sections 8 and 9 shall be applicable to each Committee and the members thereof

SECTION 12.
Except as otherwise provided in these By-Laws, by the Board or by law, each Committee shall determine its own procedures.

ARTICLE VI

WAIVERS OF NOTICE

Any notice required by these By-laws, by the Restated Certificate of Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice, shall be deemed conclusively to have waived notice of the meeting.

ARTICLE VII

DEPOSITORIES, CHECKS AND NOTES

SECTION 1.
The Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company shall each have the authority to designate banks, trust companies or other depositories in which funds of the Company shall be deposited to the credit of the Company. All checks, drafts and orders for the payment of money shall be signed by any one of the aforesaid officers, or by such other person or persons as the Board or anyone of the aforesaid officers may from time to time designate. Subject to such limitations, restrictions and safeguards as any of the aforesaid officers or the Board shall prescribe, signatures in the case of all checks, drafts and orders for the payment of money may be facsimile signatures.

SECTION 2.
The signature of any officer upon any bond, debenture, note or similar instrument executed on behalf of the Company may be a facsimile whenever authorized by the Board.

ARTICLE VIII

DIVIDENDS

Subject to the provisions of law and the Restated Certificate of Incorporation of the Company, the Board shall have the power in its discretion to declare and pay dividends upon the shares of stock of the Company of any class in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations. Anything in the Restated Certificate of Incorporation or these By-laws to the contrary notwithstanding, no holder of any share of stock of the Company of any class shall have any right to any dividend thereon unless such dividend shall have been declared by the Board as aforesaid.

ARTICLE IX

SEAL

The seal of the Company shall be circular in form with the words “Hexion Inc. New Jersey 1899” on the seal.

ARTICLE X

STOCK

SECTION 1.
Certificates of stock shall be issued and signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and may be countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with the seal of the Company or a facsimile thereof. Any or all signatures upon a certificate, including those of a stock transfer agent or a registrar, may be facsimile. In case any officer or officers or any transfer agent or registrar of the Company who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers, or such transfer agent or registrar, for whatever cause, before such certificate or certificates shall have been delivered, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers or such transfer agent or registrar, as the case may be.

SECTION 2.
All transfers of stock shall be made upon the books of the Company upon surrender to the Company of the certificate or certificates for such stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

SECTION 3.
Every person claiming a stock certificate in lieu of one lost or destroyed shall give notice to the Company of such loss and destruction, and shall also file in the office of the Company an affidavit as to his ownership of the stock represented by the certificate, and of the facts which go to prove its loss or destruction. He shall, if required by the Board of Directors, give the Company a bond or agreement of indemnity in a form to be approved by counsel, with or without sureties and in such amount as may be determined by the Board or by an officer in whom authority therefor shall have been duly vested by the Board against all loss, cost and damage which may arise from issuing such new certificate. The officers of the Company, if satisfied from the proof that the certificate is lost or destroyed, may then issue to him a new certificate of the same tenor as the one lost or destroyed.

SECTION 4.
The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company. The Board may appoint transfer agents and registrars of transfer, and may require any or all stock certificates to bear the signature or facsimile signature of any such transfer agent and any such registrar of transfers.

SECTION 5.
Unless the Board by specific resolution provides otherwise, all shares of the Company, which are reacquired pursuant to the New Jersey Corporation Act, Section l4A:7-l6 by purchase, by redemption or by their conversion into other shares of the Company, shall remain authorized and issued shares and shall be considered treasury shares.

ARTICLE XI

FISCAL YEAR

SECTION 1.
The fiscal year of the Company shall commence on the first day of January in each year and end on the following thirty-first day of December.

SECTION 2.
It shall be the duty of the principal financial officer to submit a full report of the financial condition of the Company3 for the preceding fiscal year at a meeting of the Board preceding the annual meeting of shareholders.

ARTICLE XII

CONFLICTS OF INTEREST

SECTION 1.
No contract or other transaction between the Company and any one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are otherwise interested shall be either void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board or of a Committee which authorizes, approves or ratifies such contract or transaction or because such director’s or directors’ votes are counted for such purpose if any of the following is true:

(a) The contract or other transaction is fair and reasonable as to the Company at the time it is authorized, approved or ratified; or

(b) The fact of the common directorship or interest is disclosed or known to the Board or Committee and the Board or Committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(c) The fact of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

SECTION 2.
Common or interested directors may be counted in determining the presence of a quorum at a Board or Committee meeting at which a contract or transaction described in subsection 1 above is authorized, approved or ratified.

SECTION 3.
The Board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors3 for services to the corporation as directors, officers, or otherwise.

ARTICLE XIII

AMENDMENTS TO BY-LAWS

SECTION 1.
These By-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s Restated Certificate of Incorporation3, as each may be amended from time to time. If any provision in these By-laws is inconsistent with a provision in that Act or the Restated Certificate of Incorporation, the provision of that Act or the Restated Certificate of Incorporation shall govern.

SECTION 2.
These By-laws may be altered, amended, or repealed by the shareholders or the Board. Any By-law adopted or amended by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting the By-law expressly reserves to the shareholders the right to amend or repeal it.

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